EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the New York Mortgage Trust, Inc. Annual Report on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New York Mortgage Trust, Inc.

/s/ Steven B. Schnall

Steven B. Schnall
Co-Chief Executive Officer
(Principal Executive Officer)
Date: March 16, 2006

/s/ David A. Akre

David A. Akre
Co-Chief Executive Officer
(Principal Executive Officer)

Date: March 16, 2006